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                                                                    Exhibit 23.1


                       [LETTERHEAD OF DP&C APPEARS HERE]

                        CONSENT OF INDEPENDENT AUDITORS

The Boards of Directors
Timberland Bancorp, Inc.
Timberland Savings Bank, SSB
Hoquiam, Washington

We consent to the use in this Registration Statement on Form S-1 on behalf of Timberland Bancorp, Inc., of our report dated November 22, 1996, relating to the consolidated financial statements of Timberland Savings Bank, SSB and subsidiary contained in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the headings "Legal and Tax Opinions" and "Experts" contained in this Prospectus, which is a part of such Registration Statement.

/s/ Dwyer Pemberton & Coulson

DWYER PEMBERTON & COULSON, P.C.

Tacoma, Washington
November 12, 1997